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                                Exhibit 10(c)(v)


                                LETTER AGREEMENT

January 23, 1997



Crown Crafts, Inc.
1600 RiverEdge Parkway
Suite 200
Atlanta, Georgia  30328

Attn:  Mr. Robert Schnelle, Treasurer

Reference is made to the Revolving Credit Agreement ("Credit Agreement") dated as of August 25, 1995 as amended by that certain amendment dated May 1, 1996 and that certain amendment dated June 28, 1996 between Crown Crafts, Inc. ("Crown Crafts") and NationsBank, N.A. ("NationsBank"), formerly NationsBank, National Association (Carolinas).

You have notified NationsBank, as was reported in the Company press release dated January 21, 1997, that Crown Crafts will incur a pre-tax charge of approximately $1.9 million to $2.5 million because of the recall of furniture made by the Company's subsidiary, Hans Benjamin Furniture, Inc.

NationsBank hereby agrees to exclude the aforementioned charge for the third fiscal quarter and any subsequent fiscal quarter through, but not beyond, the 1998 third fiscal quarter to the extent such charge is not taken during the 1997 third fiscal quarter; PROVIDED HOWEVER, that the aforementioned charge shall not exceed $2.5 million on a cumulative basis. In addition, the aforementioned charge will be excluded only for purposes of making the covenant calculations for the periods referenced above, as required under Sections 7.2 and 7.4 of the Credit Agreement. With respect to Section 7.4 of the Credit Agreement, exclusion of this charge will be made only to the extent it affects the resultant calculation of Consolidated Cash Flow in the quarter thereof. The exclusion of this charge shall also apply to any calculation based on any rolling four quarter period, which includes the 1997 third fiscal quarter under Sections 7.2 or 7.4, to the extent applicable. This Letter Agreement shall not in any way be deemed a waiver or amendment of, or establish a course of dealing in connection with, the Credit Agreement.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of NationsBank under the Credit Agreement or any related document or agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and any related document are ratified and affirmed in all respects and shall continue in full force and effect.



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CROWN CRAFTS, INC.
JANUARY 23, 1997
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This Letter Agreement supersedes the Letter Agreement dated December 23, 1996.

Please indicate your agreement and acceptance by signing a copy of this letter below and returning it to us.

Sincerely,


BY:/S/DAVID H. DINKINS
   --------------------------
David H. Dinkins
Vice President


Agreed and Accepted by:  Crown Crafts, Inc.



BY:/S/ROBERT E. SCHNELLE
   -------------------------
Robert E. Schnelle
Chief Accounting Officer, Treasurer